Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2021 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 8, 2021